UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2016

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Company enters into a new $45 million credit facility

On July 20, 2016, Manitex International, Inc. (the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan Agreement”) with The PrivateBank and Trust Company. The Loan Agreement provides the Company with a $45 million revolving credit facility, which has a maturity date of July 20, 2019.

Borrowing under the credit facility is limited to existing collateral, as defined in the Loan Agreement. The indebtedness under the Loan Agreement is collateralized by substantially all of the Company’s assets, except for the assets of A.S.V., LLC, PM Group S.p.A. and CVS Ferrari srl and their respective subsidiaries.

The Loan Agreement provides that the Company can opt to pay interest on the revolving credit at either a base rate plus a spread, or a LIBOR rate plus a spread. The base rate spread ranges from 0.25% to 1.00% depending on the Senior Leverage Ratio (as defined in the Loan Agreement), but is fixed at 1.00% for the first six months. The LIBOR spread ranges from 2.25% to 3.00% also depending on the Senior Leverage Ratio, but is fixed at 3.00% for the first six months.

The Loan Agreement has a Letter of Credit facility of $3 million, which is fully reserved against availability.

The Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, pay dividends or make distributions, repurchase stock, in each case subject to customary exceptions for a credit facility of this size and type.

The Loan Agreement includes customary events of default that, include among other things, non-payment, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy, insolvency defaults, and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement.

The above summary of the Loan Agreement is qualified in its entirety by reference to the full terms thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The Loan Agreement replaces the Amended and Restated Credit Agreement dated as of January 9, 2015 by and among the Company and certain of its subsidiaries, and Comerica Bank, certain of its subsidiaries and Fifth Third Bank, as amended, which was terminated in connection with the closing of the Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: July 25, 2016

EXHIBIT INDEX

Exhibit Number

10.1	Loan and Security Agreement, dated as of July 20, 2016, by and among The PrivateBank and Trust Company, as administrative agent and sole lead arranger, Manitex International, Inc., Manitex Inc., Manitex Sabre, Inc., Badger Equipment Company, Crane and Machinery, Inc., Crane and Machinery Leasing, Inc., Lifking, Inc. and Manitex, LLC (as the US Borrowers) and Manitex Liftking, ULC (as the Canadian Borrower).